Exhibit 10.5
Otis Worldwide Corporation
2020 Long-Term Incentive Plan

Restricted Stock Unit Award

Schedule of Terms

(February 5, 2021)

This Schedule of Terms describes the material features of the Participant’s Restricted Stock Unit Award (the “RSU Award” or the “Award”) granted under the Otis Worldwide Corporation 2020 Long-Term Incentive Plan (the “LTIP”), subject to this Schedule of Terms, the Award Agreement, and the terms and conditions set forth in the LTIP. The LTIP Prospectus contains further information about the LTIP and this Award and is available on the Corporation’s internal employee website and at www.ubs.com/onesource/OTIS.

If you are a Non-U.S. Participant, please refer to the Appendix for additional terms and conditions that may apply to you.

2021                                                1

Certain Definitions

A Restricted Stock Unit (an “RSU”) represents the right to receive one share of common stock of Otis Worldwide Corporation (the “Common Stock”) (or a cash payment equal to the Fair Market Value thereof). RSUs generally vest and are converted into shares of Common Stock if the Participant remains employed or otherwise engaged by the Corporation or the Service Recipient through the applicable vesting date schedule set forth on the Award Agreement (see “Vesting” below), or upon an earlier Termination of Service under limited circumstances that may result in accelerated vesting (see “Termination of Service” below). “Company” means Otis Worldwide Corporation (the “Corporation”), together with its subsidiaries, divisions and affiliates. “Service Recipient” means an entity other than the Corporation in the Company group that employs or otherwise engages the Participant. “Termination Date” means the date the Participant’s employment ends, or, if different, the date the Participant ceases providing services to the Company as an employee, consultant, or in any other capacity. For the avoidance of doubt, and as described in more detail in the section entitled “Nature of Award,” absences from employment by reason of notice periods, garden leaves, or similar paid leaves associated with a Termination of Service shall not be recognized as service in determining the Termination Date. All references to termination of employment in this Schedule of Terms will be deemed to refer to “Termination of Service” as defined in the LTIP. “Committee” means the Compensation Committee of the Board. Capitalized terms not otherwise defined in this Schedule of Terms have the same meaning as defined in the LTIP.

Country-Specific Appendix

Notwithstanding any provisions in this Schedule of Terms, the RSU grant shall be subject to any special or additional terms and conditions set forth in any Appendix to this Schedule of Terms for the Participant’s country. Moreover, if the Participant relocates to one of the countries included in the Appendix, the additional terms and conditions for such country will apply to the Participant, to the extent the Corporation determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Schedule of Terms.

Acknowledgement and Acceptance of the Otis RSU Award

The number of RSUs awarded is set forth in the Award Agreement. The recipient of the RSU Award (the “Participant”) must affirmatively acknowledge and accept the terms and conditions of the RSU Award within 150 days following the Grant Date. A failure to acknowledge and accept the RSU Award within 150 days from the Grant Date will result in the forfeiture of the RSU Award.

Participants must acknowledge and accept the terms and conditions of this RSU Award electronically via the Union Bank of Switzerland (“UBS”) One Source website at www.ubs.com/onesource/OTIS. Participants based in certain countries may be required to acknowledge and accept the terms and conditions of this RSU Award by signing and returning the designated hard copy portion of the Award Agreement to the Stock Plan Administrator.

2021                                                2

Dividends

RSUs granted under this Award will earn dividend equivalent units each time the Corporation pays a cash dividend to Common Stock shareholders. Dividend equivalents will be credited as additional RSUs to Awards outstanding on the dividend payment date and will vest under the same vesting conditions as the underlying RSUs. The number of additional RSUs that will be credited on any dividend payment date will equal (i) the per share cash dividend amount, multiplied by (ii) the number of RSUs subject to the RSU Award (including RSUs resulting from prior dividend equivalents), divided by (iii) the Fair Market Value of a share of Common Stock on the dividend payment date, rounded down to the nearest whole number of RSUs.

Vesting

RSU Awards will vest in accordance with the schedule set forth in the Award Agreement, subject to the Participant’s continued employment or service with the Corporation or Service Recipient through each applicable vesting date. Any unvested RSUs will be forfeited in the event of Termination of Service prior to the applicable vesting date, except in certain earlier terminations involving Retirement, Involuntary Termination, Disability, Change-in-Control Termination, or Death (see “Termination of Service” below).

RSUs may also be forfeited and value realized from previously vested RSUs may be recouped by the Corporation under certain circumstances (see “Forfeiture of Award and Repayment of Realized Gains” below).

No Shareowner Rights

An RSU is the right to receive a share of Common Stock in the future (or a cash payment equal to the Fair Market Value), subject to continued employment or service and certain other conditions. The holder of an RSU has no voting or other rights accorded to owners of Common Stock, unless and until RSUs are converted into shares of Common Stock.

Payment / Conversion of RSUs

Vested RSUs will be converted into shares of Common Stock to be delivered to the Participant as soon as administratively practicable following the applicable vesting date (which date shall be the Termination Date to the extent that the RSUs vest on a Termination of Service due to Retirement, involuntary termination (other than for Cause, death or Disability), death, Disability or Change in Control Termination as provided below), but in no event later than March 15th following the year in which such vesting date occurs (see special rules for specified employees in “Specified Employees”). RSUs may be paid in cash if the Committee so determines, including where local law restricts the distribution of Common Stock.

Termination of Service

The treatment of RSUs upon Termination of Service depends upon the reason for termination, as detailed in the following sections. RSUs held for less than one (1) year as of the Termination Date will be forfeited, except in the event of Death, Disability, or Change-in-Control Termination, as discussed below.
2021                                                3

Absences from employment because of notice periods, garden leaves, or similar paid leaves associated with a Termination of Service will not be recognized as service in determining the Termination Date.

Retirement. If the Participant’s termination results from Retirement, unvested RSUs held for at least one (1) year as of the Termination Date will fully vest and convert into shares of Common Stock (or cash) to be delivered to the Participant in accordance with the section entitled “Payment/Conversion of RSUs,” subject to the six-month delay noted below under “Specified Employees,” if applicable. For this purpose, Retirement means either a Normal Retirement or Early Retirement as defined below:

•“Normal Retirement” means retirement on or after age 65;

•“Early Retirement” means retirement on or after:

◦Age 55 with 10 or more years of continuous service as of the Termination Date; or
◦
◦Age 50, but before age 55, and the Participant’s age and continuous service as of the Termination Date adds up to 65 or more (“Rule of 65”).

The Participant will not receive Retirement treatment with respect to any Award in the event of involuntary termination by the Corporation or the Service Recipient for Cause even if the Participant qualifies for Retirement.

The calculation to determine Early Retirement will include partial years, rounded down to the nearest full month.

Involuntary Termination for Cause. If the Participant’s termination results from an involuntary termination by the Corporation or the Service Recipient for Cause (as defined in the LTIP), unvested RSUs will be forfeited as of the Termination Date regardless of the Participant’s Retirement eligibility. In addition, value realized from previously vested RSUs is subject to repayment in the event of termination for Cause or certain other occurrences (see “Forfeiture of Award and Repayment of Realized Gains” below).

Involuntary Termination other than for Cause, death or Disability. If the Participant’s termination results from an involuntary termination by the Corporation or the Service Recipient for reasons other than Cause, death or Disability, and does not constitute a Change-in Control Termination, unvested RSUs held for at least one (1) year as of the Termination Date will receive pro-rata vesting treatment for the applicable tranche, subject to the Participant providing the Corporation with a release of claims in a form and manner satisfactory to the Corporation. The pro-rata vesting of an RSU Award held for at least one (1) year will be based on the number of months worked during the vesting period for the applicable tranche, including partial months, relative to the vesting period applicable for that tranche. The pro-rata RSUs will fully vest and convert into shares of Common Stock (or cash) to be delivered to the Participant in accordance with the section entitled “Payment/Conversion” of RSUs. RSUs not eligible to vest under this pro-rata vesting formula will be forfeited as of the Termination Date.

2021                                                4

For example, if the Award Agreement provided for one-third of the RSUs to vest on each anniversary of the Grant Date and the Participant’s employment was involuntarily terminated 18 months after the Grant Date, the Participant would be entitled to receive pro-rating vesting for 6/12th of the second tranche and the third tranche would be forfeited as of the Termination Date.

Absences from employment because of notice periods, garden leaves, or similar paid leaves associated with a Termination of Service will not be recognized as service in determining the pro-rata vesting percentage.

Retirement eligible Participants will be eligible to vest in accordance with the Retirement provisions set forth above. Change-in-Control Terminations are subject to vesting treatment as set forth in the Change-in-Control provisions below.

Voluntary Termination. The Participant who voluntarily terminates employment or service (other than for Retirement or a Change-in-Control Termination) is not entitled to vesting and will forfeit all unvested RSUs.

Death or Disability. If the Participant dies while still employed by, or providing services to, the Corporation or the Service Recipient, or if the Participant incurs a Disability, all unvested tranches of RSUs will vest as of the date of death or Disability, as applicable, and be converted to shares of Common Stock to be delivered to the Participant, Participant’s estate or designated beneficiary (if such a designation has been provided to the Corporation, and to the extent the Corporation determines such designation to be valid), as may be determined in the Corporation’s sole discretion(where applicable), in accordance with the section entitled “Payment/Conversion of RSUs.” To be considered a Disability under this Award, the “disability” event must meet the definition under Section 409A(a)(2)(C) of the Code.

Change-in-Control Termination. If the RSUs are replaced with a Replacement Award in connection with a Change-in-Control in accordance with Section 10(c) of the LTIP, and the Participant’s termination results from an involuntary termination by the Corporation or the Service Recipient for reasons other than for Cause, death or Disability, or due to the Participant’s voluntary termination for “Good Reason,” in each case, within 24 months following a Change-in-Control in accordance with Section 10(d) of the LTIP (such Termination of Service, a “CIC Termination”), then all unvested tranches of RSUs will vest and be converted into shares of Common Stock (or cash) to be delivered to the Participant in accordance with the section entitled Payment/Conversion of RSUs, subject to the six-month delay noted below under “Specified Employees,” if applicable.

Specified Employees. If the Participant is a “specified employee” within the meaning of Section 409A of the Code (i.e., generally the fifty highest paid employees, as determined by the Corporation) at the time of the Participant’s Termination of Service, and the RSUs are accelerated and will vest by reason of such Participant’s Termination of Service (e.g., Change-in-Control Termination), then, to the extent necessary to avoid the application of any additional tax or penalty under Section 409A of the Code and consistent with the terms of the LTIP, RSUs will be held in the Participant’s UBS account and will be paid or provided on the first business day following the date that is six months following the Participant’s Termination Date or on the Participant’s death or Disability (under the meaning of Section 409A(a)(2) of the Code) if earlier. The RSUs will convert into an equal number of shares of Common Stock (or cash) to be determined as of the vest date; provided however that the Participant shall be entitled to receive
2021                                                5

any dividend equivalents that are paid on the RSUs during the 6-month delay period in accordance with the section entitled Dividends.

Forfeiture of Award and Repayment of Realized Gains

RSUs will be immediately forfeited and the Participant will be obligated to repay to the Corporation the value realized from previously vested RSUs upon the occurrence of any of the following events:

(i)Termination for Cause (as defined in the LTIP);

(ii)A determination that the Participant engaged in conduct that could have constituted the basis for a Termination for Cause, including determinations made within three years following the Termination Date;

(iii)Within twenty-four months following the Participant’s Termination Date, the Participant:

(A)Solicits a Company employee, or individual who had been a Company employee within the previous three months, for an opportunity outside of the Company; or

(B)Publicly disparages the Company, its employees, directors, products, or otherwise makes a public statement that is materially detrimental to the interests of the Company or such individuals; or

(iv)At any time during the twelve-month period following the Participant’s Termination Date: the Participant becomes employed by, consults for, or otherwise renders services to any business entity or person engaged in activities that compete with the Company, unless the Participant has first obtained the consent of the Chief People Officer or her or his delegate. The determination of status as a competitor will be made by the Chief People Officer (or her or his delegate) in her or his sole discretion.

The Participant agrees that the foregoing restrictions are reasonable and that the value of the LTIP awards is reasonable consideration for accepting such restrictions and forfeiture contingencies. However, if any portion of this section is held by competent authority to be unenforceable, this section shall be deemed amended to limit its scope to the broadest scope that such authority determines is enforceable, and as so amended shall continue in effect. The Participant acknowledges that this Award shall constitute compensation in satisfaction of these covenants. Further details concerning the forfeiture of awards and the obligation to repay gains realized from LTIP awards are set forth in Section 14(i) of the LTIP, which can be located at www.ubs.com/onesource/OTIS.

Adjustments

If the Corporation engages in a transaction affecting its capital structure, such as a merger, distribution of a special dividend, spin-off of a business unit, stock split, subdivision or consolidation of shares of Common Stock or other events affecting the value of Common Stock, RSU awards may be adjusted as determined by the Committee, in its sole discretion.

2021                                                6

Further information concerning capital adjustments is set forth in Section 3(d) of the LTIP, which can be located at www.ubs.com/onesource/OTIS.

Change-in-Control

In the event of a Change-in-Control or restructuring of the Corporation, the Committee may, in its sole discretion, take certain actions with respect to outstanding Awards to assure fair and equitable treatment of LTIP Participants. Such actions may include the acceleration of vesting, canceling an outstanding Award in exchange for its equivalent cash value (as determined by the Committee), or providing for other adjustments or modifications to outstanding Awards as the Committee may deem appropriate. In the event of a Change-in-Control where the RSUs are not replaced by a Replacement Award, the RSUs will vest in full in accordance with Section 10(b) of the LTIP.

Further details concerning Change-in-Control are set forth in Section 10 of the LTIP, which can be located at www.ubs.com/onesource/OTIS.

Awards Not to Affect Certain Transactions

RSU Awards do not in any way affect the right of the Corporation or its shareowners to effect: (i) any adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital or business structure; (ii) any merger or consolidation of the Corporation; (iii) any issue of bonds, debentures, shares of stock preferred to, or otherwise affecting the Common Stock of the Corporation or the rights of the holders of such Common Stock; (iv) the dissolution or liquidation of the Corporation; (v) any sale or transfer of all or any part of its assets or business; or (vi) any other corporate act or proceeding.

Responsibility for Taxes

The Participant acknowledges that, regardless of any action taken by the Corporation or, if different, the Service Recipient, the Participant is responsible for all income taxes, social insurance contributions, payroll taxes, fringe benefits tax, payment on account or other tax-related items attributable to the Participant’s participation in the LTIP and legally applicable or deemed applicable to the Participant (“Tax-Related Items”). The Participant further acknowledges that the Corporation and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award or the underlying shares of Common Stock, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of shares of Common Stock acquired pursuant to such settlement and the receipt of any dividends and/or any dividend equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. The Fair Market Value of Common Stock on the New York Stock Exchange on the date the taxable event occurs will be used to calculate taxable income realized from the RSUs, except where otherwise required by applicable law, as determined in the Corporation’s sole discretion.

Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Corporation and/or the Service Recipient to satisfy all Tax-Related Items. By accepting the Award, the Participant authorizes the
2021                                                7

Corporation and/or the Service Recipient, or their respective agents, at their sole discretion, to satisfy any applicable withholding obligations or rights with regard to all Tax-Related Items by one or a combination of the following: (i) deducting directly from any payment due to the Participant or from any obligation of the Corporation and/or the Service Recipient to the Participant (including but not limited to, withholding from the Participant’s regular compensation); (ii) requiring the Participant (or the Participant’s estate or beneficiaries, as applicable) to pay the Corporation an amount sufficient to satisfy compliance with the Tax-Related Items; (iii) withholding from proceeds of the sale of shares of Common Stock acquired upon settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Corporation (on the Participant’s behalf pursuant to this authorization and without further consent); (iv) withholding in shares of Common Stock to be issued upon settlement of the RSUs; (v) withholding from dividend equivalents paid on the RSUs; or (vi) any other method of withholding determined by the Corporation and to the extent required by applicable law or the LTIP, approved by the Committee.

The Corporation and/or the Service Recipient may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum or maximum rates applicable in the Participant’s jurisdiction(s). In the event of over-withholding, the Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Common Stock) or if not refunded, the Participant may seek a refund from the local tax authorities. In the event of under-withholding, the Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Corporation and/or the Service Recipient. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, the Participant will be deemed to have been issued the full number of shares of Common Stock subject to the vested RSUs, notwithstanding that a number of the shares of Common Stock is held back solely for purposes of paying the Tax-Related Items.

The Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Corporation and/or the Service Recipient, if any. Further, if the Participant has become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable event, the Participant acknowledges that the Corporation and/or the Service Recipient may be required to withhold or account for Tax-Related Items in more than one jurisdiction. In those countries where there is no withholding on account of such Tax-Related Items, Participants must pay the appropriate taxes as required by any country where they are subject to tax.
The Corporation may refuse to distribute an Award if the Participant fails to comply with his or her obligations in connection with Tax-Related Items.

Notwithstanding the foregoing, if the Participant is an individual covered under Section 16 of the Exchange Act at the time that a taxable event occurs, then the withholding obligations with respect to such taxable event will be satisfied by withholding shares of Common Stock subject to the RSU Award having a Fair Market Value equal to the tax withholding amount.

Important information about the U.S. Federal income tax consequences of LTIP Awards can be found in the LTIP Prospectus at www.ubs.com/onesource/OTIS.

2021                                                8

Non-assignability

Unless otherwise approved by the Committee or its delegate, no assignment or transfer of any right or interest of the Participant in any RSU Award, whether voluntary or involuntary, by operation of law or otherwise, is permitted except by (i) will or the applicable laws of descent and distribution or (ii) certain intra-family transfers or transfers pursuant to qualified domestic relations orders subject to procedures and requirements established by the Committee and compliance with U.S. Securities and Exchange Commission (“SEC”) rules. Any other attempt to assign such rights or interest shall be void and without force or effect.

Nature of Award

In accepting the grant, the Participant acknowledges, understands and agrees that:

(i)    the LTIP is established voluntarily by the Corporation, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Corporation at any time, to the extent permitted by the LTIP;

(ii)    the grant of the RSU is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(iii)    all decisions with respect to future RSU or other grants, if any, will be at the sole discretion of the Corporation;

(iv)    the grant of the RSU Award and the Participant’s participation in the LTIP shall not create a right to employment or other service relationship with the Corporation;

(v)     the grant of the RSU Award and the Participant’s participation in the LTIP shall not be interpreted as forming or amending an employment or service contract with the Corporation or the Service Recipient;

(vi)    the Participant is voluntarily participating in the LTIP;

(vii)    the RSU and the shares of Common Stock subject to the RSU, and the income from and value of same, are not intended to replace any pension rights or compensation;

(viii)    the RSU and the shares of Common Stock subject to the RSU, and the income from and value of same, are not part of normal or expected compensation for purposes of, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;

(ix)    unless otherwise agreed with the Corporation in writing, the RSUs and the shares of Common Stock subject to the RSUs, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of a Subsidiary or Affiliate of the Corporation;

2021                                                9

(x)    the future value, if any, of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted with certainty;

(xi)    no claim or entitlement to compensation or damages shall arise from forfeiture of the RSU resulting from the termination of the Participant’s employment (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or renders service or the terms of the Participant’s employment or service agreement, if any);

(xii)    for purposes of the RSUs, the Participant’s employment or service relationship will be considered terminated as of the date the Participant is no longer actively providing services to the Corporation, the Service Recipient or any of the other Subsidiary or Affiliate of the Corporation (regardless of the reason for such Termination of Service and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or renders service or the terms of the Participant’s employment or service agreement, if any), and such date will not be extended by any notice period (e.g., the Participant’s period of employment or service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or renders services or the terms of the Participant’s employment or service agreement, if any); the Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Participant’s RSU Award (including whether the Participant may still be considered to be providing services while on a leave of absence); and

(xiii)    neither the Corporation, the Service Recipient nor any other Subsidiary or Affiliate of the Corporation shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the U.S. dollar that may affect the value of the RSU or of any amounts due to the Participant pursuant to the settlement of the RSU or the subsequent sale of any shares of Common Stock acquired upon settlement.

Right of Discharge Reserved

Nothing in the LTIP or in any RSU Award shall confer upon any Participant the right to continued employment or service for any period of time, or affect any right that the Corporation or the Service Recipient may have to terminate the employment or service agreement, if any, of any Participant at any time for any reason.

Administration

The Board of Directors of the Corporation has delegated the administration and interpretation of the Awards granted pursuant to the LTIP to the Compensation Committee. The Committee establishes such procedures as it deems necessary and appropriate to administer Awards in a manner that is consistent with the terms of the LTIP. The Committee has, consistent with its charter and subject to certain limitations, delegated to the Chief Executive Officer and the Chief People Officer (and to such subordinates as he or she may further delegate) the authority to grant, administer, and interpret Awards, provided that, such delegation will not apply with respect to employees of the Corporation who are covered under Section 16 of the Exchange Act, as amended, and to members of the Corporation’s Executive Leadership Group. Awards to
2021                                                10

these individuals will be granted, administered, and interpreted exclusively by the Committee. The Committee’s decision or that of its delegate on any matter related to an Award shall be binding, final, and conclusive on all parties in interest.

Data Privacy

This notice supplements and should be read in conjunction with the Otis Employee Privacy Notice, available at www.otis.com/en/us/privacy-policy. The Participant understands that the Corporation and the Service Recipient may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Corporation, details of all RSUs or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor. This information is used for the exclusive purpose of implementing, administering and managing the LTIP, which is necessary for the Corporation to fulfill its contractual obligations to Participants (and any associated legal requirements), as well as for the Corporation’s own legitimate interests.

To the extent that local law requires consent for the Corporation to lawfully hold this information, the Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal information as described in this Schedule of Terms and any other RSU grant materials (“Data”) by and among, as applicable, the Service Recipient, the Corporation and its Subsidiaries and Affiliates.
The Participant understands that Data will be transferred to UBS, or such other stock plan service provider as may be selected by the Corporation in the future, which is assisting the Corporation with the implementation, administration and management of the LTIP. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. Any such transfers are consistent with applicable legal requirements, as further described in the Otis Employee Privacy Notice.

The Participant understands that, under applicable law, the Participant may have certain rights in relation to the Data, including the right to access, correct, erase, and restrict the use of such information, as well as to object in certain cases. Insofar as applicable law requires the Corporation to rely on the Participant’s consent to hold this information, the Participant may also have the right to withhold or withdraw such consent, but the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the LTIP. The Participant may exercise these rights, where applicable, by contacting the Corporation at privacy@otis.com. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the LTIP.
Corporation Compliance Policies

Participants must comply with the Corporation’s Absolutes and Corporate Policies and Procedures. Violations can result in the forfeiture of Awards and the obligation to repay previous gains realized from LTIP Awards. The Corporation’s Absolutes and Corporate Policy Manual are available online on the Corporation’s internal home page.

2021                                                11

Compliance With Law

Notwithstanding any other provision of the LTIP or this Schedule of Terms, unless there is an exemption from any registration, qualification or other legal requirement applicable to the shares of Common Stock, the Corporation shall not be required to deliver any shares issuable upon settlement of the RSU prior to the completion of any registration or qualification of the shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the SEC or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Corporation shall, in its absolute discretion, deem necessary or advisable. The Participant understands that the Corporation is under no obligation to register or qualify the shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares. Further, the Participant agrees that the Corporation shall have unilateral authority to amend the Schedule of Terms without the Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of shares.

Language

The Participant acknowledges that the Participant is proficient in the English language, or has consulted with an advisor who is proficient in the English language, so as to enable the Participant to understand the provisions of this Schedule of Terms and the LTIP.

Electronic Delivery and Participation

The Corporation may, in its sole discretion, decide to deliver any documents related to current or future participation in the LTIP by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the LTIP through an on-line or electronic system established and maintained by the Corporation or a third party designated by the Corporation.

Severability

The provisions of this Schedule of Terms are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Imposition of Other Requirements

The Corporation reserves the right to impose other requirements on the Participant’s participation in the LTIP, on the RSU and on any shares of Common Stock acquired under the LTIP, to the extent the Corporation determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional Schedule of Terms or undertakings that may be necessary to accomplish the foregoing.

Waiver

The Participant acknowledges that a waiver by the Corporation of breach of any provision of this Schedule of Terms or the Award Agreement shall not operate or be construed as a waiver of any
2021                                                12

other provision of this Schedule of Terms or the Award Agreement, or of any subsequent breach by the Participant or any other Participant.

Insider Trading/Market Abuse

The Participant acknowledges that the Participant may be subject to insider trading restrictions and/or market abuse laws which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of Corporation shares, rights to shares (e.g., RSUs) or rights linked to the value of shares (e.g., phantom awards, futures) during such times the Participant is considered to have “inside information” regarding the Corporation as defined in the laws or regulations in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. The Participant should keep in mind third parties includes fellow employees and service providers. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Corporation. The Participant is responsible for complying with any restrictions and should speak to my personal advisor on this matter.

Exchange Control, Foreign Asset/Account and/or Tax Reporting

Depending upon the country to which laws the Participant is subject, the Participant may have certain foreign asset/account and/or tax reporting requirements that may affect the Participant’s ability to acquire or hold shares of Common Stock under the LTIP or cash received from participating in the LTIP (including from any dividends or dividend equivalents or sale proceeds arising from the sale of shares of Common Stock) in a brokerage or bank account outside the Participant’s country of residence. The Participant’s country may require that the Participant report such accounts, assets or transactions to the applicable authorities in the Participant’s country. The Participant also may be required to repatriate cash received from participating in the LTIP to the Participant’s country within a certain period of time after receipt. The Participant is responsible for knowledge of and compliance with any such regulations and should speak with the Participant’s personal tax, legal and financial advisors regarding same.

Interpretations

This Schedule of Terms provides a summary of terms applicable to the RSU Award. This Schedule of Terms and each Award Agreement are subject in all respects to the terms of the LTIP, which can be located at www.ubs.com/onesource/OTIS. In the event that any provision of this Schedule of Terms or any Award Agreement is inconsistent with the terms of the LTIP, the terms of the LTIP shall govern. Any question concerning administration or interpretation arising under the Schedule of Terms or any Award Agreement will be determined by the Committee or its delegates, in its sole discretion and such determination shall be final, binding, and conclusive upon all parties in interest. If this Schedule of Terms or any other document related to this Award is translated into a language other than English and a conflict arises between the English and translated version, the English version will control.

2021                                                13

Governing Law and Venue

The LTIP, this Schedule of Terms, and the Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. For purposes of litigating any dispute that arises under this RSU Award or the Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Connecticut, agree that such litigation shall be conducted in the courts of Hartford County, Connecticut, or the federal courts for the United States for the District of Connecticut where this grant is made and/or to be performed.

Additional Information

Questions concerning the LTIP or Awards and requests for LTIP documents can be directed to:

    Stock Plan Administrator

    StockPlanAdmin@otis.com

OR

Otis Worldwide Corporation
Attn: Stock Plan Administrator
One Carrier Place
Farmington, CT 06032

The Corporation and / or its approved Stock Plan Administrator will send any Award-related communications to the Participant’s email address or physical address on record. It is the responsibility of the Participant to ensure that both the e-mail and physical address on record are up-to-date and accurate at all times to ensure delivery of Award-related communications.

2021                                                14

Appendix
Otis Worldwide Corporation
Restricted Stock Unit Award Schedule of Terms

Additional Terms and Conditions for Non-U.S. Participants

This Appendix includes additional terms and conditions that govern the RSUs granted to the Participant under the LTIP if the Participant resides and/or works in one of the countries listed below. It also includes certain securities information of which the Participant should be aware. The information is based on the laws in effect in the respective countries as of January 2021.

Capitalized terms used but not defined in this Appendix have the meanings set forth in the LTIP and/or in this Schedule of Terms.

If the Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Participant is currently residing and/or working, or if the Participant relocates to another country after the grant of the RSUs, the Corporation shall, in its discretion, determine to what extent the additional terms and conditions contained herein shall be applicable to the Participant.

2021                                                15

AUSTRALIA

Securities Law Information.

Australian Offer Document
The Corporation is pleased to provide the Participant with this offer to participate in the LTIP. This offer document sets out information regarding the offer to participate in the LTIP for Australian resident grantees of the Corporation and its Subsidiaries and Affiliates. This information is provided by the Corporation to ensure compliance of the offer with Australian Securities and Investments Commission (“ASIC”) Class Order 14/1000, ASIC Regulatory Guide 49 and relevant provisions of the Corporations Act 2001.

Additional Documents. In addition to the information set out in this Appendix of the Schedule of Terms for Australia, you are also being provided with copies of the following documents:

(a)    the LTIP;
(b)    the LTIP Prospectus (which contains a summary of the LTIP);
(c)    the Award Agreement; and
(d)    the summary of tax consequences of participation in the LTIP for Australia

(collectively, the “Additional Documents”).

The Additional Documents provide further information to help the Participant make an informed investment decision about participating in the LTIP. Neither the LTIP nor the LTIP Prospectus is a prospectus for the purposes of the Corporations Act 2001.

The Participant should not rely upon any oral statements made in relation to this offer. The Participant should rely only upon the statements contained in this supplement and the Additional Documents when considering participation in the LTIP.

General Information Only. The information herein is general information only. It is not advice or information that takes into account the Participant’s objectives, financial situation and needs.

The Participant should consider obtaining his or her own financial product advice from a person who is licensed by ASIC to give such advice.

Risk Factors. Investment in shares of Common Stock involves a degree of risk. If the Participant elects to participate in the LTIP, the Participant should monitor his or her participation and consider all risk factors relevant to the vesting or issuance of shares of Common Stock under the LTIP as set forth below and in the Additional Documents.

The Participant should have regard to risk factors relevant to investment in securities generally and, in particular, to holding shares of Common Stock of the Corporation. For example, the value at which an individual share of Common Stock is quoted on the New York Stock Exchange (“NYSE”) may increase or decrease due to a number of factors. There is no guarantee that the value of a share of Common Stock will increase. Factors that may affect the value of an individual share of Common Stock include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity and oil prices, changes to government fiscal, monetary or regulatory policies, legislation or
2021                                                16

regulation, the nature of the markets in which the Corporation operates and general operational and business risks.

More information about potential factors that could affect the Corporation’s business and financial results will be included in the Corporation’s most recent Annual Report on Form 10-K and the Corporation’s Quarterly Report on Form 10-Q. Copies of these reports are available at www.sec.gov/, on the Corporation’s “Investor Relations” page at www.otisinvestors.com/financials/sec-filings, and upon request to the Corporation.

In addition, the Participant should be aware that the Australian dollar (“AUD”) value of any shares of Common Stock acquired under the LTIP will be affected by the USD/AUD exchange rate. Participation in the LTIP involves certain risks related to fluctuations in this rate of exchange.

Common Stock in a U.S. Corporation. Common stock of a U.S. corporation is analogous to ordinary shares of an Australian corporation. Each holder of a share of Common Stock is entitled to one vote. Further, shares of Common Stock are not liable to any further calls for payment of capital or for other assessment by the Corporation and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.

Ascertaining the Market Value of Shares of Common Stock. The Participant may ascertain the current market value of an individual share of Common Stock as traded on the NYSE under the symbol “OTIS” at: www.nyse.com/quote/XNYS:OTIS. The AUD equivalent of that value can be obtained at: www.rba.gov.au/statistics/frequency/exchange-rates.html.

This will not be a prediction of the market value of an individual share of Common Stock when the RSU Award vests or shares of Common Stock are issued under the LTIP or of the applicable exchange rate on the vesting date or the date the shares of Common Stock are issued.

AUSTRIA

There are no country-specific provisions.

BELGIUM

There are no country-specific provisions.

BRAZIL

Nature of Award. This provision supplements the “Nature of Award” section of this Schedule of Terms:

The Participant acknowledges and agrees that (i) by accepting this Award, the Participant is making an investment decision, and (ii) the value of the underlying shares of Common Stock is not fixed and may increase or decrease over the vesting period, without compensation to the Participant.

2021                                                17

Further, the Participant acknowledges and agrees that, for all legal purposes, (i) any benefits provided to the Participant under the LTIP are unrelated to the Participant’s employment or service; (ii) the LTIP is not a part of the terms and conditions of the Participant’s employment or service; and (iii) the income from the Participant’s participation in the LTIP, if any, is not part of the Participant’s remuneration from employment or service.

Compliance with Law. By accepting this Award, the Participant agrees to comply with all applicable Brazilian laws and pay any and all applicable Tax-Related Items associated with the vesting or settlement of the Award, the sale of shares of Common Stock acquired under the LTIP and the receipt of any dividends paid on such shares of Common Stock.

CANADA

Form of Settlement. RSUs granted to individuals residing in Canada shall be paid in shares of Common Stock only. In no event shall any RSUs be paid in cash, notwithstanding any discretion contained in the LTIP and/or in this Schedule of Terms to the contrary.

Data Privacy. The following provision supplements the “Data Privacy” section of this Schedule of Terms:

The Participant hereby authorizes the Corporation and the Corporation’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the LTIP. The Participant further authorizes the Corporation, the Service Recipient and/or any other Subsidiary or Affiliate to disclose and discuss such information with their advisors. The Participant also authorizes the Corporation, the Service Recipient and/or any other Subsidiary or Affiliate to record such information and to keep such information in the Participant’s employee file.

Securities Law Information. The Participant is permitted to sell shares of Common Stock acquired through the LTIP through the designated broker appointed by the Corporation, provided the resale of such shares takes place outside of Canada and through the facilities of a stock exchange, which should be the case because the Common Stock is currently listed on the New York Stock Exchange.

CHINA

The following provisions apply to the Participant if the Participant is subject to exchange control regulations in the People’s Republic of China (“China”), including the requirements imposed by the State Administration of Foreign Exchange (“SAFE”), as determined by the Corporation in its sole discretion:

Exchange Control Restrictions.

(i) SAFE Approval. Notwithstanding anything to the contrary in the Schedule of Terms or the Award Agreement, the Participant will not be permitted to vest in any shares of Common Stock unless and until the necessary approvals for the LTIP have been obtained from SAFE and remain in place, as determined by the Corporation in its sole discretion. Further, the Corporation is under no obligation to issue shares of Common Stock if the Corporation has not or does not
2021                                                18

obtain SAFE approval or if any such SAFE approval subsequently becomes invalid or ceases to be in effect by the time the Participant vests in the RSUs.

(ii) Mandatory Sale Upon Termination of Employment. Notwithstanding anything to the contrary in this Schedule of Terms or the Award Agreement, where a Participant’s employment or service with the Service Recipient is terminated for whatever reason, the Corporation’s broker will sell all the shares of Common Stock held by the Participant as a result of vesting of RSUs as soon as administratively practicable (and in all cases within 6 months following the Termination Date). The proceeds from such sale, less any applicable withholdings, will be delivered to the Participant (or the Participant’s estate) as soon as administratively practicable.

(iii) Broker Account. Any shares of Common Stock issued to the Participant upon vesting of the RSUs must be maintained in an account with UBS or such other broker as may be designated by the Corporation until the shares of Common Stock are sold through that broker.

(iv) Repatriation. The Participant understands and agrees that, due to local exchange control requirements, he or she is required to repatriate to the China all proceeds he or she receives from participation in the LTIP, including any cash dividends and the cash proceeds from the sale of the shares of Common Stock acquired upon the vesting of the RSUs. The Participant further understands that, under Chinese law, such repatriation of his or her cash proceeds will be effected through a special exchange control account established by the Corporation, the Service Recipient or another Subsidiary or Affiliate of the Corporation in China, and the Participant hereby consents and agrees that any proceeds he or she may receive as a result of participation in the LTIP will be transferred to such special account prior to being delivered to him or her. Unless the Corporation in its sole discretion decides otherwise, the proceeds will be paid to the Participant in local currency. The Corporation is under no obligation to secure any particular exchange conversion rate and the Corporation may face delays in converting the proceeds into local currency due to exchange control restrictions in China. The Participant agrees that neither the Corporation nor any Subsidiary or Affiliate can be held liable for any delay in delivering the proceeds to the Participant. The Participant agrees to bear any currency fluctuation risk between the time the shares of Common Stock are sold and the time the sale proceeds are distributed through any such special exchange account.

(v) Other. The Participant further agrees to comply with any other requirements that may be imposed by the Corporation in the future in order to facilitate compliance with exchange control requirements in China and to sign any agreements, forms and/or consents that may be reasonably requested by the Corporation (or the Corporation's designated broker) to effect any of the remittances, transfers, conversions or other processes affecting the proceeds.

CZECH REPUBLIC

There are no country-specific provisions.

FRANCE

Language Consent. By accepting the Award, the Participant confirms having read and understood the LTIP, this Schedule of Terms, and the Award Agreement, which were provided in the English language. The Participant accepts the terms of those documents accordingly.

2021                                                19

Consentement Relatif à la Langue Utilisée. En acceptant l’Attribution, le Participant confirme avoir lu et compris le Plan (« LTIP »), les présents Termes et Conditions et le Contrat d’Attribution qui ont été transmis en langue anglaise. Le Participant accepte les dispositions de ces documents en connaissance de cause.

French-Qualified RSUs.

The following provisions apply only if the Participant is eligible to be granted French-Qualified RSUs under the French Sub-Plan (defined below). If the Participant is ineligible to be granted French-Qualified RSUs under the French Sub-Plan, the RSUs will not qualify for the special French tax and social security treatment under Section L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended.

Type of Grant. The RSUs are granted as French-Qualified RSUs and are intended to qualify for the special tax and social security treatment applicable to shares of Common Stock granted for no consideration under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended. The French-Qualified RSUs are granted subject to the terms and conditions of the French Sub-Plan for Restricted Stock Units (the “French Sub-Plan”).

Certain events may affect the status of the RSUs as French-Qualified RSUs or the underlying shares of Common Stock, and the French-Qualified RSUs or the underlying shares of Common Stock may be disqualified in the future. The Corporation does not make any undertaking or representation to maintain the qualified status of the French-Qualified RSUs or of the underlying shares of Common Stock.

Capitalized terms not defined herein, in this Schedule of Terms or in the LTIP shall have the meanings ascribed to them in the French Sub-Plan.

Restrictions on Sale or Transfer of Shares.

(a)Minimum Mandatory Holding Period. The Participant may not sell or transfer any shares of Common Stock issued at vesting until the second anniversary of the Grant Date, or such other period as is required to comply with the minimum mandatory holding period applicable to shares underlying French-Qualified RSUs under Section L. 225-197-1 of the French Commercial Code, as amended, or by the French Tax Code or the French Social Security Code, as amended, to benefit from the special tax and social security regime in France.

(b)Closed Periods. The Participant may not sell any shares of Common Stock issued upon vesting of the French-Qualified RSUs during certain Closed Periods, to the extent applicable to the shares underlying the French-Qualified RSUs granted by the Corporation, as described in the French Sub-Plan. Notwithstanding anything to the contrary contained in the French Sub-Plan, with regard to French-Qualified RSUs, the term “Closed Period” shall mean such period as set forth in Section L. 225-197-1 of the French Commercial Code, as amended:

(i)thirty (30) calendar days before the announcement of an intermediate financial report or end-of-year report that the issuer is required to make public; and

2021                                                20

(ii)any period during which the Chief Executive Officer (directeur général), any Deputy Chief Executive Officer (directeur général délégué), members of the Board of Directors (counseil d’administration), the Supervisory Board (counseil de suveillance), or the Executive Board (directoire) of the Corporation, or any employee possesses knowledge of inside information within the meaning of Article 7 of the Regulation (EU) No 596/2014 of the Market Abuse Regulation, which has not been made public.

(c)Effect of Termination of Service. Except in the case of Participant's Termination of Service due to death or Disability, the restrictions described in provisions (a) and (b) above will continue to apply even if the Participant is no longer an employee or managing corporate officer of the Corporation or a French Entity.

Holding Periods for Managing Corporate Officers. If on the Grant Date the French Participant qualifies as a managing corporate officer under French law (“mandataires sociaux”) or any similar official capacity of the Corporation, Service Recipient or a Subsidiary or Affiliate, the French Participant may not sell 20% of the shares of Common Stock acquired upon vesting of the French-Qualified RSUs until the termination of such official capacity, as long as this restriction is applicable to French-Qualified RSUs.

No Transfer of French-Qualified RSUs. French-Qualified RSUs may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner during a French Participant's lifetime and upon death only in accordance with Section 9 of the French Sub-Plan, and only to the extent required by applicable laws (including the provisions of Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended).

Termination of Service Due to Disability. In the event of Participant’s Termination of Service due to Disability, as defined in the French Sub-Plan, prior to the first anniversary of the Grant Date, the RSUs shall remain outstanding and continue to vest in accordance with the French Sub-Plan.

Termination of Service Due to Death. In the event of Participant’s Termination of Service due to death prior to the satisfaction of the vesting conditions set forth in the vesting schedule, any French-Qualified RSUs that have not vested as of such date may be requested by Participant’s legal heirs within six months of the date of death and, if so requested, the shares of Common Stock subject to the French-Qualified RSUs will be issued to Participant’s legal heirs.

GERMANY

There are no country-specific provisions.

HONG KONG

Form of Settlement. RSUs granted to individuals resident in Hong Kong shall be paid in shares of Common Stock only. In no event shall any RSUs be paid in cash, notwithstanding any discretion contained in the LTIP and/or this Schedule of Terms to the contrary.

Issuance of Shares and Sale of Shares. This provision supplements the “Vesting” section of this Schedule of Terms:
2021                                                21

Any shares of Common Stock issued in settlement of the Award are accepted as a personal investment. In the event shares of Common Stock subject to the Award are issued to the Participant within six months of the Grant Date, the Participant agrees that the Participant will not offer the shares of Common Stock to the public in Hong Kong or otherwise dispose of any such shares prior to the six-month anniversary of the Grant Date.

Securities Law Information: WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Participant should exercise caution in relation to the offer. If the Participant is in any doubt about any of the contents of this Schedule of Terms, the Award Agreement, the LTIP or any other incidental communication materials, the Participant should obtain independent professional advice. The Award and any shares of Common Stock issued upon settlement do not constitute a public offering of securities under Hong Kong law and are available only to service providers of the Corporation and its Subsidiaries and Affiliates. This Schedule of Terms, the Award Agreement, the LTIP and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The Awards and any related documents are intended only for the personal use of each eligible service provider of the Service Recipient, the Corporation or any other Subsidiary or Affiliate and may not be distributed to any other person.

INDIA

There are no country-specific provisions.

ITALY

LTIP Document Acknowledgment. In participating in the LTIP, the Participant acknowledges that the Participant has received a copy of the LTIP, this Schedule of Terms, and the Award Agreement and has reviewed the LTIP, this Schedule of Terms, and the Award Agreement in their entirety and fully understands and accepts all provisions of the LTIP, this Schedule of Terms, and the Award Agreement. The Participant further acknowledges that the Participant has read and specifically and expressly approves the sections of this Schedule of Terms addressing (i) Responsibility for Taxes, (ii) Non-assignability, (iii) Nature of Award, (iv) Data Privacy, (v) Compliance With Law, (vi) Imposition of Other Requirements, and (vii) Governing Law and Venue.

JAPAN

There are no country-specific provisions.

KOREA

There are no country-specific provisions.

MALAYSIA

Settlement in Cash/ Payment / Conversion of RSUs. Notwithstanding anything to the contrary in the “Payment / Conversion of RSUs” section of this Schedule of Terms, the Participant is not
2021                                                22

entitled to receive any shares of Common Stock upon vesting of the RSU Award. Instead, the Participant will receive a cash payment equal to the Fair Market Value of the shares of Common Stock that would otherwise be due to the Participant in connection with the vesting of the RSUs subject to any obligation to satisfy Tax-Related Items. Any references in this Schedule of Terms to the issuance of shares of Common Stock shall be interpreted to mean the payment of a cash equivalent of such shares.

Data Privacy. The following provision replaces the “Data Privacy” section in this Schedule of Terms:

The Participant hereby explicitly, voluntarily and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant's personal data as described in this Schedule of Terms and any other RSU grant materials by and among, as applicable, the Corporation and the Service Recipient for the purpose of implementing, administering and managing the LTIP.

The Participant may have previously provided the Corporation and the Service Recipient, and the same may hold, certain personal information about the Participant, including, but not limited to, name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Corporation, the fact and condition of Participant's participation in the LTIP, details of all awards or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant's favor (“Data”), for the purpose of implementing, administering and managing the LTIP.

The Participant also authorizes any transfer of Data to UBS, or such other stock plan service provider as may be selected by the Corporation in the future, which is assisting the Corporation with the implementation, administration and management of the LTIP. The Participant acknowledges that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant's country, which may not provide the same level of protection to Data. The Participant understands that if the Participant resides outside the United States, the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant's local human resources representative. The Participant authorizes the Corporation, UBS and any other possible recipients which may assist the Corporation (presently or in the future) with the implementation, administration and management of the LTIP, and any other possible recipients which may assist the Corporation (presently or in the future) with implementing, administering and managing the LTIP to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the LTIP. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the LTIP. The Participant understands that if the Participant resides outside the United States, the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Stock Plan Administrator in writing at StockPlanAdmin@otis.com. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary
2021                                                23

basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant's consent, the Participant's employment status or service and career with the Service Recipient will not be affected; the only consequence of refusing or withdrawing the Participant's consent is that the Corporation would not be able to grant the Participant RSUs or other equity awards or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing the Participant's consent may affect the Participant's ability to participate in the LTIP. For more information on the consequences of the Participant's refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant's local human resources representative.

Bahasa Malaysia Translation

Peserta dengan ini secara eksplicit, secara sukarela dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi Peserta seperti yang dinyatakan dalam Jadual Terma dan sebarang bahan geran Unit Saham Terbatas ("RSU") yang lain oleh dan di antara, sebagaimana yang berkenaan, Perbadanan dan Penerima Perkhidmatan untuk tujuan pelaksanaan, pentadbiran dan pengurusan LTIP tersebut.

Sebelum ini, Peserta mungkin telah membekalkan Perbadanan dan Penerima Perkhidmatan, dan mereka mungkin memegang, maklumat peribadi tertentu tentang Peserta, termasuk, tetapi tidak terhad kepada, namanya, alamat rumah dan nombor telefon, alamat emel, tarikh lahir, insurans sosial, nombor pasport atau pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa syer dalam saham atau jawatan pengarah yang dipegang dalam Perbadanan, fakta dan syarat penyertaan Peserta dalamLTIP, butir-butir semua anugerah atau apa-apa hak lain untuk syer dalam Saham Biasa yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan bagi faedah Peserta ("Data"), untuk tujuan melaksanakan, mentadbir dan menguruskan LTIP tersebut.

Peserta juga memberi kuasa untuk membuat apa-apa pemindahan Data kepadaUBS, atau pembekal perkhidmatan pelan saham lain yang dipilih oleh Perbadanan pada masa depan, yang membantu Perbadanan dalam pelaksanaan, pentadbiran dan pengurusan LTIP. Peserta mengakui bahawa penerima-penerima Data ini mungkin berada di Amerika Syarikat atau di tempat lain, dan bahawa negara penerima-penerima (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negara Peserta, yang mungkin tidak boleh memberi tahap perlindungan yang sama kepada Data. Peserta fahami bahawa sekiranya Peserta menetap di luar Amerika Syarikat, Peserta boleh meminta senarai nama dan alamat mana-mana penerima Data yang berpotensi dengan menghubungi wakil sumber manusia tempatan Peserta. Peserta memberi kuasa kepada Perbadanan, UBS dan mana-mana penerima lain yang mungkin akan membantu Perbadanan (pada masa kini atau masa depan) dengan pelaksanaan, pentadbiran dan pengurusan LTIP, dan mana-mana penerima lain yang mungkin membantu Perbadanan (pada masa kini atau masa depan) dengan pelaksanaan, pentadbiran dan pengurusan LTIP untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, dengan tujuan untuk melaksanakan, mentadbir dan menguruskan LTIP tersebut. Peserta fahami bahawa Data akan dipegang hanya untuk tempoh yang diperlukan untuk melaksanakan,
2021                                                24

mentadbir dan menguruskan LTIP tersebut. Peserta fahami bahawa sekiranya Peserta menetap di luar Amerika Syarikat, Peserta boleh, pada bila-bila masa, melihat Data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta pindaan-pindaan yang diperlukan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi Pentadbir Pelan Saham secara bertulis di StockPlanAdmin@otis.com. Selanjutnya, Peserta memahami bahawa Peserta memberikan persetujuan di sini secara sukarela. Jika Peserta tidak bersetuju, atau jika Peserta kemudian berusaha untuk membatalkan persetujuan Peserta, status penggajian Peserta atau perkhidmatan dan kerjayanya dengan Penerima Perkhidmatan tidak akan terjejas; satu-satunya akibat jika menolak atau menarik balik persetujuan Peserta adalah bahawa Perbadanan tidak akan dapat memberikan RSUs atau anugerah ekuiti lain kepada Peserta atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, Peserta fahami bahawa keengganan atau penarikan balik persetujuan Peserta boleh menjejaskan keupayaan Peserta untuk mengambil bahagian dalam LTIP tersebut. Untuk maklumat lanjut mengenai akibat keengganan Peserta untuk memberikan keizinan atau penarikan balik keizinan, Peserta fahami bahawa Peserta boleh menghubungi wakil sumber manusia tempatan Peserta.

PORTUGAL

Language Consent. The Participant hereby expressly declares that the Participant has full knowledge of the English language and has read, understood and freely accepted and agreed with the terms and conditions established in the LTIP and this Schedule of Terms.

Conhecimento da Língua. Pela presente, o Participante declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo (Schedule of Terms em inglés).

RUSSIA

U.S. Transaction. The Participant understands that the acceptance of the RSUs results in an agreement between the Participant and the Corporation that is completed in the U.S. and that this Schedule of Terms is governed by the laws of the State of Delaware, without reference to principles of conflict of laws.

Securities Law Information. The Participant acknowledges that the RSUs, this Schedule of Terms, the LTIP and all other materials that the Participant may receive regarding participation in the LTIP do not constitute advertising or an offering of securities in Russia. The shares of Common Stock acquired pursuant to the LTIP have not and will not be registered in Russia and therefore, neither the RSUs nor the shares of Common Stock may be offered or publicly circulated in Russia. The Participant acknowledges that the Participant may hold shares of Common Stock acquired upon settlement of the RSUs in an account with the designated broker in the United States. However, in no event will shares of Common Stock issued to the Participant under the LTIP be delivered to the Participant in Russia. Further, the Participant is not permitted to sell shares of Common Stock directly to other Russian individuals.

Data Privacy. The Participant hereby acknowledges that the Participant has read and understood the terms regarding the collection, processing and transfer of Data contained in the “Data Privacy” section of this Schedule of Terms and, by participating in the LTIP, agrees to such
2021                                                25

terms. In this regard, upon request of the Corporation or the Service Recipient, the Participant agrees to provide an executed data privacy consent form (or any other agreements or consents that may be required by the Corporation or the Service Recipient) should the Corporation and/or the Service Recipient deem such agreement or consent necessary under applicable data privacy laws, either now or in the future. The Participant understands that the Participant will not be able to participate in the LTIP if the Participant fails to execute any such consent or agreement.

SAUDI ARABIA

Securities Law Information. This document may not be distributed in the Kingdom except to such persons as are permitted under the Rules of the Offers of Securities and Continuing Obligations issued by the Capital Market Authority.

The Capital Market Authority does not make any representation as to the accuracy or completeness of this document, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If the Participant does not understand the contents of this document, the Participant should consult an authorized financial adviser.

SINGAPORE

Securities Law Information. The Award is being made to the Participant in reliance on the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chap. 289, 2006 Ed.), is exempt from the prospectus and registration requirements under the SFA and is not made to the Participant with a view to the Award or underlying shares of Common Stock being subsequently offered for sale to any other party. The LTIP has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore.

SPAIN

Nature of Award. This provision supplements the “Nature of Award” section of this Schedule of Terms:

By accepting the Award, the Participant consents to participation in the LTIP and acknowledges that the Participant has received a copy of the LTIP.

The Participant understands that the Corporation has unilaterally, gratuitously and in its sole discretion decided to grant an Award under the LTIP to individuals who may be contractors, directors, or employees of the Service Recipient, the Corporation, or one of its other Subsidiaries or Affiliates throughout the world. The decision is limited and entered into based upon the express assumption and condition that any Award will not economically or otherwise bind the Corporation or any Subsidiary or Affiliate, including the Service Recipient, on an ongoing basis, other than as expressly set forth in this Schedule of Terms or the Award Agreement. Consequently, the Participant understands that the Award is given on the assumption and condition that the Award shall not become part of any employment or other service contract (whether with the Corporation or any Subsidiary or Affiliate, including the Service Recipient) and shall not be considered a mandatory benefit, salary for any purpose
2021                                                26

(including severance compensation) or any other right whatsoever. Furthermore, the Participant understands and freely accepts that there is no guarantee that any benefit whatsoever shall arise from the Award, which is gratuitous and discretionary, since the future value of the Award, and the underlying shares of Common Stock, is unknown and unpredictable.

Further, the Participant’s participation in the LTIP is expressly conditioned on the Participant’s continued and active rendering of service, such that, unless otherwise set forth in the LTIP, if the Participant’s employment or service terminates for any reason, the Participant’s participation in the LTIP will cease immediately. This will be the case, for example, even if (1) the Participant is considered to be unfairly dismissed without good cause (i.e., subject to a “despido improcedente”); (2) the Participant is dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) the Participant’s employment or service ceases due to a change of work location, duties or any other employment or contractual condition; (4) the Participant’s employment or service ceases due to a unilateral breach of contract by the Corporation or any of its Subsidiaries and Affiliates; or (5) the Participant’s employment or service terminates for any other reason whatsoever. Consequently, upon Termination of Service for any of the above reasons, the Participant automatically lose any right to participate in the LTIP on the date of the Participant’s Termination of Service, as described in the LTIP, this Schedule of Terms, and the Award Agreement.

Securities Law Information. The Award and shares of Common Stock described in this Schedule of Terms do not qualify under Spanish regulations as securities. No “offer of securities to the public”, as defined under Spanish law, has taken place or will take place in the Spanish territory. The LTIP, this Schedule of Terms, and the Award Agreement have not been nor will they be registered with the Comisión Nacional del Mercado de Valores, and do not constitute a public offering prospectus.

SWEDEN

Authorization to Withhold. This provision supplements the “Responsibility for Taxes” section of this Schedule of Terms:

Without limiting the Corporation’s and the Service Recipient's authority to satisfy their withholding obligations for Tax-Related Items as set forth in this Schedule of Terms, in accepting the Award, the Participant authorizes the Corporation and/or the Service Recipient to withhold shares of Common Stock or to sell shares of Common Stock otherwise deliverable to the Participant upon vesting/settlement to satisfy Tax-Related Items, regardless of whether the Corporation and/or the Service Recipient have an obligation to withhold such Tax-Related Items.

SWITZERLAND

Securities Law Information. Because the offer of the Award is considered a private offering in Switzerland; it is not subject to registration in Switzerland. Neither this document nor any other materials relating to the Award (i) constitute a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Corporation or Service Recipient or (iii) have been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”).
2021                                                27

THAILAND

There are no country-specific provisions.

TURKEY

Securities Law Information. The Award is made available only to employees or consultants, and the offer of participation in the LTIP is a private offering in Turkey. The grant of the Award and the issuance of shares of Common Stock at vesting take place outside of Turkey.

UNITED ARAB EMIRATES

Securities Law Information. Participation in the LTIP is being offered only to eligible service providers of the Corporation and any Subsidiary or Affiliate and is in the nature of providing equity incentives to employees in the United Arab Emirates. The LTIP, this Schedule of Terms, and the Award Agreement are intended for distribution only to such service providers and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If the Participant does not understand the contents of the LTIP, this Schedule of Terms, or the Award Agreement, the Participant should consult an authorized financial adviser. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the LTIP. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the LTIP, this Schedule of Terms, or the Award Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.

UNITED KINGDOM

Responsibility for Taxes. This provision supplements the “Responsibility for Taxes” section of this Schedule of Terms:

Without limitation to this section of this Schedule of Terms, the Participant agrees that the Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Corporation or the Service Recipient or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also agrees to indemnify and keep indemnified the Corporation and the Service Recipient against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC on the Participant’s behalf (or any other tax authority or any other relevant authority).

Notwithstanding the foregoing, if the Participant is a director or an executive officer of the Corporation (within the meaning of such terms for purposes of Section 13(k) of the Exchange Act), the Participant acknowledges that the Participant may not be able to indemnify the Corporation or the Service Recipient for the amount of any income tax not collected from or paid by the Participant, as it may be considered a loan. In this case, the amount of any income tax not collected within 90 days of the end of the U.K. tax year in which the event giving rise to the Tax-Related Item(s) occurs may constitute an additional benefit to the Participant on which additional income tax and National Insurance Contributions may be payable. The Participant will be responsible for reporting and paying any income tax due on this additional benefit directly
2021                                                28

to HMRC under the self-assessment regime and for reimbursing the Corporation or the Service Recipient (as appropriate) for the value of any National Insurance Contributions due on this additional benefit, which the Corporation or the Service Recipient collect by any of the means referred to in the LTIP or this Schedule of Terms.

Section 431 Election. The Participant agrees that the Participant is required to enter into a joint election with the Service Recipient pursuant to section 431 of Income Tax (Earnings and Pensions) Act 2003 (or such other election as the Corporation may direct for the same purpose) electing that the fair market value of the shares of Common Stock to be acquired upon the vesting of the RSUs be calculated as if they were not “restricted securities.” The issuance of shares of Common Stock pursuant to the RSU Award is conditioned upon the Participant’s entering into the form of section 431 election attached immediately below.

2021                                                29

NOTICE TO UK PARTICIPANTS
REGARDING THE TAX IMPACT OF ACCEPTING THE 431 ELECTION

Because there is a risk that Her Majesty’s Revenue & Customs (“HMRC”) may consider the shares you acquire at settlement of your Restricted Stock Units (“RSUs”), Performance Share Units (“PSUs”) and/or exercise of your Stock Appreciation Rights (“SARs”) to be “restricted” securities, you are required to enter into a joint election under section 431(1) of the Income Tax (Earnings and Pensions) Act 2003 (“431 Election”). This will ensure that you will be subject to tax on the full unrestricted market value of shares at settlement or exercise thereby avoiding any subsequent taxable event (other than upon sale of shares acquired at settlement or exercise, as applicable).

Clicking on the “ACCEPT” box indicates your acceptance of Part A of the two part “Joint Election under section 431(1) of the Income Tax (Earnings and Pensions) Act 2003 for disapplication of Chapter 2 of the Income Tax (Earnings and Pensions) Act 2003”. Your employer will sign and maintain Part B on file. You should read this Notice in its entirety before accepting the 431 Election.

Tax Impact of Accepting the 431 Election

By entering into the Election:

•you agree that you will be subject to income tax and National Insurance contributions on the full unrestricted market value of shares at settlement of your RSUs, PSUs and/or exercise of your SARs notwithstanding Otis Worldwide Corporation (“Corporation”)’s discretion to require you to give back shares or cash paid in connection with your awards in the event you engage in activity harmful to the Corporation within the period of time specified in the “Forfeiture of Award and Repayment of Realized Gains” section of the Schedule of Terms; and

•you acknowledge that even if you have clicked on the “ACCEPT” box where indicated, the Corporation or your employer may still require you to sign a paper copy of this 431 Election (or a substantially similar form) if the Corporation determines necessary to give effect to the 431 Election.

Please read the 431 Election carefully before accepting the 431 Election.

Please print and keep a copy of the 431 Election for your records.

2021                                                30

Otis Worldwide Corporation

Joint Election under section 431(1) of the Income Tax (Earnings and Pensions) Act 2003 for full disapplication of Chapter 2 of the Income Tax (Earnings and Pensions) Act 2003

Two Part Election

Part A - To be completed by the Employee

1.    Between

The Employee who has obtained authorized access to the joint election

and

The Company (who is the Employee’s employer) identified in the attached Schedule of Company Registration Number provided in the attached Schedule

2.    Purpose of Election

This joint election is made pursuant to section 431(1) Income Tax (Earnings and Pensions) Act 2003 (ITEPA) and applies where employment-related securities, which are restricted securities by reason of section 423 ITEPA, are acquired.

The effect of an election under section 431(1) is that, for the relevant Income Tax and NIC purposes, the employment-related securities and their market value will be treated as if they were not restricted securities and that sections 425 to 430 ITEPA do not apply. Additional Income Tax will be payable (with PAYE and NIC where the securities are Readily Convertible Assets).

Should the value of the securities fall following the acquisition, it is possible that Income Tax/NIC that would have arisen because of any future chargeable event (in the absence of an election) would have been less than the Income Tax/NIC due by reason of this election. Should this be the case, there is no Income Tax/NIC relief available under Part 7 of ITEPA 2003; nor is it available if the securities acquired are subsequently transferred, forfeited or revert to the original owner.

3.    Application

This joint election is made not later than 14 days after the date of acquisition of the securities by the Employee and applies to:

Number of securities            All securities
Description of securities        Shares of common stock of Otis Worldwide Corporation
Name of issuer of securities        Otis Worldwide Corporation, a Delaware corporation

acquired by the Employee on or after the date of this joint election under the terms of the Otis Worldwide Corporation 2020 Long-Term Incentive Plan.
2021                                                31

4.    Extent of Application

This election under section 431(1) ITEPA disapplies all restrictions attaching to the securities.

5.    Declaration

This election will become irrevocable upon the later of the date it is signed or accepted electronically or the acquisition and each subsequent acquisition of employment-related securities to which this election applies.

In signing or electronically accepting this joint election, I agree to be bound by its terms as stated above.

………………………………………..        …./…./……….
Signature (Employee)                    Date

Note:    Where the election is in respect of multiple acquisitions, prior to the date of any subsequent acquisition of a security it may be revoked by agreement between the Employee and employer in respect of that and any later acquisition.

2021                                                32

SCHEDULE TO FORM OF ELECTION – EMPLOYING COMPANY

The employing companies to which this joint election relates are:

Employing Company            Company Registration Number
Otis Ltd.                    147366

2021                                                33